Exhibit 99.1

PDI Reports Third Quarter 2004 Financial Results

Operating Income up 38% over third quarter of 2003

Diluted EPS in third quarter of $0.37 up 28% over third quarter of 2003

Raising 2004 EPS estimates: $1.40 to $1.45 from $1.25 to $1.35

        SADDLE RIVER, N.J., Nov. 3 /PRNewswire-FirstCall/ -- PDI, Inc. (Nasdaq: PDII) a healthcare sales and marketing company, today announced its third quarter 2004 financial results.

        Third Quarter Results

        Revenue for the quarter ended September 30, 2004 was $92.5 million, 2.1% lower than revenue of $94.6 million for the quarter ended September 30, 2003. Operating income was $9.0 million for the quarter ended September 30, 2004, an increase of 38.1% compared to operating income of $6.5 million for the quarter ended September 30, 2003. Net income was $5.5 million for the quarter ended September 30, 2004, compared to net income of $4.2 million in the quarter ended September 30, 2003. Diluted net income per share for the quarter ended September 30, 2004 was $0.37 versus diluted net income per share of $0.29 for the quarter ended September 30, 2003.

        Year-to-Date Results

        Total revenue for the nine months ended September 30, 2004 was $276.6 million, 12.8% higher than total revenue of $245.3 million for the nine months ended September 30, 2003. Operating income was $27.1 million for the nine months ended September 30, 2004 an increase of 122.9% compared to operating income of $12.1 million for the nine months ended September 30, 2003. Net income was $16.5 million for the nine months ended September 30, 2004 versus net income of $7.8 million for the nine months ended September 30, 2003. Diluted net income per share was $1.11 for the nine months ended September 30, 2004 compared to diluted net income per share of $0.54 for the nine months ended September 30, 2003.

        The Company raised its 2004 EPS estimates to $1.40 to $1.45 from $1.25 to $1.35.

        Charles T. Saldarini, Vice Chairman and CEO, said, “I am pleased with the way PDI is performing. The steps we have taken to focus on our sales and marketing services and to maintain cost controls have enhanced our performance and brought consistency to our financial results. Our Sales and Marketing Services Group in particular performed well as its revenue in the first nine months of 2004 is up 30.8% versus the first nine months of 2003. We believe that the pharmaceutical industry is looking for ways to be more efficient and flexible. Outsourcing more of their sales and marketing efforts is one way to do that. As an industry leader with a proven track record of results, PDI is structured to provide services to pharmaceutical manufacturers that help them to meet the challenges they face today.”

        Regarding the 2005 outlook, Mr. Saldarini continued, “We are finalizing our 2005 forecast and will be providing 2005 EPS estimates early in December.”

        Webcast Conference Call

        PDI will conduct a live webcast of its Earnings Release Briefing at 9:00 AM EDT on Thursday, November 4, 2004. The live webcast of the event will be accessible through PDI’s website, http://www.pdi-inc.com and will be archived on the website for future on-demand replay. For those without internet access, the call can be accessed by dialing 1-877-423-4030 within the US and 1-706-634-1929 internationally and asking for the PDI Earnings Release Conference Call. The call will be archived for two weeks and can be accessed by calling 1-800-642-1687 or 1-706-645-9291 and entering the conference ID number 1462871.

        About PDI

        PDI, Inc. (Nasdaq: PDII) is a leading provider of outsourced sales and marketing services to the biopharmaceutical and medical device and diagnostics industries. PDI’s comprehensive set of next-generation solutions is designed to increase its clients’ strategic flexibility and enhance their efficiency and profitability. Headquartered in Saddle River, NJ, PDI also has offices in Pennsylvania and Illinois.

        PDI’s sales and marketing services include dedicated, shared, clinical and combination sales teams; marketing research and consulting; medical education and communications; talent recruitment; and integrated commercial solutions from pre-launch through patent-expiration. The company’s experience extends across multiple therapeutic categories and includes office and hospital-based initiatives. PDI’s global presence is maintained through a strategic partnership with In2Focus, a leading U.K. provider of outsourced sales services.

        PDI’s commitment is to deliver innovative solutions, excellent execution and superior results to its clients. Through strategic partnership and client-driven innovation, PDI maintains some of the longest sales and marketing relationships in the industry. Recognized as an industry pioneer, PDI continues to innovate today as a thought-starter for the outsourcing of sales and marketing services.

        For more information, visit the Company’s website at http://www.pdi-inc.com.

        Forward-Looking Statement

        This press release contains forward-looking statements regarding future events and financial performance. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI’s control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent rulings, FDA, legal or accounting developments, competitive pressures, failure to meet performance benchmarks in significant contracts, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI’s periodic filings with the Securities and Exchange Commission, including without limitation, PDI’s Annual Report on Form 10-K/A for the year ended December 31, 2003, and PDI’s periodic reports on Forms 10-Q/A, 10-Q and 8-K filed with the Securities and Exchange Commission since January 1, 2004. The forward looking-statements in this press release are based upon management’s reasonable belief as of the date hereof. PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

PDI, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

ASSETS	September 30, 2004	December 31 2003
Current assets:
Cash and cash equivalents	$ 77,284	$113,288
Short-term investments	29,032	1,344
Inventory, net	—	43
Accounts receivable, net of allowance for
doubtful accounts of $349 and $749 as of
September 30, 2004 and December 31, 2003,
respectively	22,932	40,885
Unbilled costs and accrued profits on
contracts in progress	2,442	4,041
Deferred training and other program costs	1,656	1,643
Other current assets	10,836	8,847
Deferred tax asset	3,900	11,053
Total current assets	148,082	181,144
Net property and equipment	18,369	14,494
Deferred tax asset	6,797	7,304
Goodwill	21,759	11,132
Other intangible assets	20,021	1,648
Other long-term assets	3,833	3,901
Total assets	$218,861	$219,623

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 3,394	$ 8,689
Accrued returns	4,602	22,811
Accrued incentives	17,149	20,486
Accrued salaries and wages	8,897	9,031
Unearned contract revenue	9,809	3,604
Restructuring accruals	321	744
Income taxes and other accrued expenses	15,422	15,770
Total current liabilities	59,594	81,135
Total long-term liabilities	—	—
Total liabilities	59,594	81,135
Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000
shares authorized, no shares issued and
outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares
authorized: shares issued and outstanding, September 30, 2004- 14,625,537, and December 31, 2003 - 14,387,126; 161,115 and 136,178 restricted shares issued and outstanding at September 30, 2004 and December 31, 2003,
respectively	148	145
Additional paid-in capital	115,492	109,531
Retained earnings	45,990	29,505
Accumulated other comprehensive income	47	25
Unamortized compensation costs	(2,300)	(608)
Treasury stock, at cost: 5,000 shares	(110)	(110)
Total stockholders’ equity	159,267	138,488
Total liabilities & stockholders’ equity	$ 218,861	$ 219,623

PDI, Inc.
Consolidated Statements Of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(restated)		(restated)
Revenue
Service	$ 92,525	$94,470	$ 277,666	$ 245,111
Product, net	(3)	81	(1,034)	197
Total revenue	92,522	94,551	276,632	245,308
Cost of goods and
services
Program expenses
(including related
party amounts of
$0 and $653 for
the quarters
ended September 30,
2004 and 2003,
respectively and
$180 and $1,287
for the nine
months ended
September 30,
2004 and 2003,
respectively)	68,127	70,085	203,670	182,227
Cost of goods sold	10	952	244	1,097
Total cost of
goods and
services	68,137	71,037	203,914	183,324
Gross profit	24,385	23,514	72,718	61,984
Compensation
expense	8,409	9,297	26,549	27,294
Other selling,
general and
administrative
expenses	6,941	7,676	19,089	20,714
Restructuring and
other related
expenses	—	—	—	(270)
Litigation settlement	—	—	—	2,100
Total operating
expenses	15,350	16,973	45,638	49,838
Operating income	9,035	6,541	27,080	12,146
Other income, net	231	246	860	741
Income before
provision for
taxes	9,266	6,787	27,940	12,887
Provision for
income taxes	3,799	2,605	11,455	5,115
Net income	$ 5,467	$ 4,182	$ 16,485	$ 7,772
Basic net income
per share	$ 0.37	$ 0.29	$ 1.13	$ 0.55
Diluted net income
per share	$ 0.37	$ 0.29	$ 1.11	$ 0.54
Basic weighted
average number of
shares
outstanding	14,621	14,252	14,538	14,202
Diluted weighted
average number of
shares
outstanding	14,933	14,543	14,873	14,349

SOURCE PDI, Inc.

-0-                                   11/03/2004

    /CONTACT: Stephen P. Cotugno, Executive Vice President-Corporate
Development of PDI, Inc., +1-201-574-8617/

    /Web site: http://www.pdi-inc.com/ (PDII)

CO: PDI, Inc.
ST: New Jersey
IN: FIN MTC HEA
SU: ERN CCA